================================================================================


                     U.S. Securities and exchange commission

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  June 9, 1999
                Date of Report (Date of earliest event reported)

                        Commission file number : 0-27556

                           Network Event Theater, Inc.
                 (Name of Small Business Issuer in Its Charter)

                 Delaware                       `    13-3864111
      (State or Other Jurisdiction of             (I.R.S. Employer
       Incorporation of Organization)            Identification No.)

        529 Fifth Avenue, New York, NY                 10017
    (Address of Principal Executive Offices)         (Zip code)

                                  212-622-7300
                (Issuer's Telephone Number, Including Area Code)


================================================================================

Item 7.  Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired

         1. The audited financial statements of Trent Graphics, Inc. for the years ended December 31, 1998 and 1997 are contained in the Form 8-K filed on June 24, 1999.

         2. The unaudited interim financial statements of Trent Graphics, Inc. as of and for the three months ended March 31, 1999 and 1998.

     (b) Pro Forma Information

         o Unaudited Pro Forma Consolidated Statement of Operations for the Twelve Months Ended June 30, 1998.

         o Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended March 31,1999.

         o    Unaudited Pro Forma Consolidated Balance Sheet at March 31, 1999

         o Notes to Unaudited Pro Forma Consolidated Statements of Operations and Balance Sheet

                         Trent Graphics, Inc.
                            Balance Sheets
                       March 31, 1999 and 1998
                             (Unaudited)


                                                             1999         1998
                                                           --------     --------
ASSETS
Current Assets:
    Cash                                                   $251,418     $159,090
    Accounts receivable, net                                 83,018       37,339
    Inventory                                               275,220      257,287
    Prepaid expenses & deposits                              32,263       15,589
                                                           --------     --------
Total current assets                                        641,919      469,305

PROPERTY, PLANT & EQUIPMENT
    Machinery and equipment                                 389,613      289,265
    Leasehold improvements                                   37,119       37,119
                                                           --------     --------
                                                            426,732      326,384
    Less: accumulated depreciation                          227,710      203,440
                                                           --------     --------
Property, plant and equipment, net                          199,022      122,944
                                                           --------     --------

Total assets                                               $840,941     $592,249
                                                           ========     ========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Accounts payable                                         76,060      212,349
    Accrued wages                                            33,075       37,486
    Accrued taxes                                            63,124       45,612
    Current portion of long-term debt                        38,946       54,215
                                                           --------     --------
Total current liabilities                                   211,205      349,662

Long-term debt                                              121,644        5,029
                                                           --------     --------

Total liabilities                                           332,849      354,691
                                                           --------     --------

Stockholders' Equity:
    Capital stock                                             3,250        3,250
    Retained earnings                                       504,842      234,308
                                                           --------     --------
Total stockholders' equity                                  508,092      237,558
                                                           --------     --------

Total liabilities and stockholders' equity                 $840,941     $592,249
                                                           ========     ========

                              Trent Graphics, Inc.
                 Statements of Operations and Retained Earnings
               For the three months ended March 31, 1999 and 1998
                                   (Unaudited)


                                                         1999            1998
                                                      ---------       ---------

Sales                                                 $ 849,054       $ 694,642
                                                      ---------       ---------

Cost of goods sold:
      Beginning inventory                               405,352         256,834
      Purchases                                          93,667         177,863
      Wages                                              12,532          14,825
      Subcontracting                                      1,130           2,265
                                                      ---------       ---------
                                                        512,681         451,787
      Less: ending inventory                            275,220         257,287
                                                      ---------       ---------
Total cost of goods sold                                237,461         194,500
                                                      ---------       ---------

Gross profit                                            611,593         500,142

Total expenses                                          797,841         690,478
                                                      ---------       ---------

Net loss                                              $(186,248)      $(190,336)

Retained earnings - beginning of year                   727,090         424,644

Distributions                                           (36,000)           --
                                                      ---------       ---------

Retained earnings - end of period                     $ 504,842       $ 234,308
                                                      =========       =========

                              Trent Graphics, Inc.
                            Statements of Cash Flows
               For the three months ended March 31, 1999 and 1998
                                   (Unaudited)


                                                           1999         1998
                                                         ---------    ---------
Cash flows from operating activities
    Net loss                                             $(186,248)   $(190,336)
                                                         ---------    ---------
    Adjustments to reconcile net cash used in
      operating activities:
         Depreciation & amortization                        12,795       12,795
    Change in assets and liabilities
      (Increase) decrease in:
         Accounts receivable                               (70,988)     (28,516)
         Inventory                                         130,132         (453)
         Prepaids & deposits                                  (440)       2,688
      Increase (decrease) in:
         Accounts payable                                  (30,607)      80,637
         Accrued taxes                                       2,082        1,935
         Accrued wages                                      16,092         --
                                                         ---------    ---------
Net cash used in operating activities                     (127,182)    (121,250)
                                                         ---------    ---------

Cash flows from investing activities
    Capital expenditures                                   (23,044)      (8,710)
                                                         ---------    ---------
Net cash used in investing activities                      (23,044)      (8,710)
                                                         ---------    ---------

Cash flows from financing activities
    Long-term financing                                       --         50,000
    Payment on debt                                        (12,328)      (1,269)
    Stockholder distributions                              (36,000)        --
                                                         ---------    ---------
Net cash (used in) provided by financing activities        (48,328)      48,731
                                                         ---------    ---------

Net decrease in cash                                      (198,554)     (81,229)

Cash - at beginning of period                              449,972      240,319
                                                         ---------    ---------

Cash - at end of period                                  $ 251,418    $ 159,090
                                                         =========    =========

Supplemental Disclosure
    Interest paid in cash                                $   3,313    $     499
                                                         =========    =========

1.       Organization and Basis of Presentation

         Since 1974, Trent Graphics has been a wholesaler and retailer of prints and posters. Prints are sold both unframed and framed (by-in-house framing). Their major customers are college students and college book stores throughout the United States. Trent also operates retail stores throughout the United States. The corporate headquarters and warehouse are located in Stroudsburg, PA.

         On January 1, 1991, a change of entity was made from a partnership to a corporation. The operations are now in Trent Graphics, Inc., ("Trent") a Pennsylvania subchapter "S" corporation.

         The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for an interim period are not necessarily indicative of the results that may be expected for the full fiscal year. Trent earns most of its revenues during the start of the academic year (August- September), and as such, generally reflects a higher level of revenues in the third quarter then earned in any other quarter. For further information, refer to Trent's audited financial statements and footnotes thereto.

UNAUDITED PRO FORMA Consolidated FINANCIAL INFORMATION

On June 9, 1999, Network Event Theater, Inc. (the "Company") acquired Trent pursuant to a Merger Agreement (the "Merger Agreement"), dated June 9, 1999 among the Registrant, Trent, Trent Acquisition Co. Inc., a wholly-owned subsidiary of the Registrant ("Acquisition"), and Charles Sirolly, Thomas Sirolly, Daniel Sirolly and William Sirolly, the stockholders of Trent (the "Stockholders"). The acquisition was accomplished by the merger of Trent into Acquisition, which then changed its name to Trent Graphics, Inc. The purchase price for Trent was $3.5 million in cash and $3.5 million in shares of the Company's common stock. In addition, if Trent's EBITDA (as defined in the Merger Agreement) for the two years ending June 30, 2001 exceeds certain targets, the Company will pay to the Stockholders up to an additional $600,000 in cash and issue to the Stockholders up to an additional $600,000 in shares of the Company's common stock.

The Unaudited Pro Forma Consolidated Statements of Operations for the twelve months ended June 30, 1998 and the nine months ended March 31, 1999 presents the consolidated statements of operations of the Company as if (i) the acquisition of substantially all of the assets of Trent and (ii) the issuance of common stock by the Company to Trent had occurred on July 1, 1997. The Unaudited Pro Forma Consolidated Balance Sheet at March 31, 1999 presents the balance sheet of the Company as if the Trent acquisition had occurred on March 31, 1999.

The Trent acquisition has been accounted for using the purchase method of accounting. The total cost of the acquisition has been allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The allocation of the purchase price assumed in the unaudited pro forma consolidated financial statements is preliminary. The Company does not expect that the final allocation of the purchase price will materially differ from the preliminary allocation.

The pro forma adjustments are based on available information and on certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma consolidated financial statements should be read in conjunction with the Company's financial statements and notes thereto, as well as the financial statements and notes thereto of Trent Graphics, Inc. (included in the Form 8K filed June 24, 1999). The unaudited pro forma consolidated statements of operations are not necessarily indicative of the results that would have occurred if the Trent acquisition, and the issuance of common stock had occurred on the date indicated, nor are they indicative of the Company's future results of operations.

                           Network Event Theater, Inc.
            Unaudited Pro Forma Consolidated Statements of Operations
                                 (In thousands)

                                                                                Twelve months ended June 30, 1998
                                                             -------------------------------------------------------------------
                                                             Network Event        Trent              Pro Forma
                                                             Theater, Inc.   Graphics, Inc.(a)      Adjustments        Pro Forma
                                                             -------------   -----------------      -----------        ---------
Net Revenues                                                   $ 11,188           $ 5,679           $   --             $ 16,867

Operating Expenses:
    Cost of goods sold                                             --               1,701               --                1,701
    Selling, general and administrative expenses                 12,953             3,803               --               16,756
    Corporate expenses                                            3,088              --                 --                3,088
    Depreciation and amortization                                 1,779                45                433(b)           2,257
                                                               --------           -------           --------           --------
Total operating expenses                                         17,820             5,549                433             23,802

(Loss) income from operations                                    (6,632)              130               (433)            (6,935)

Interest Income                                                     156              --                 --                  156
Interest Expense                                                   (564)              (19)              --                 (583)
                                                               --------           -------           --------           --------
(Loss) income before provision for income taxes                  (7,040)              111               (433)            (7,362)

Provision for income taxes                                          191                22               --                  213
                                                               --------           -------           --------           --------

Net (loss) income                                              $ (7,231)          $    89           $   (433)          $ (7,575)
                                                               ========           =======           ========           ========

Net loss per basic and diluted common share                    $  (0.69)                                               $  (0.70)
                                                               ========                                                ========

Weighted average basic and diluted common
    shares outstanding                                           10,508                                  242(c)          10,750
                                                               ========                             ========           ========

                           Network Event Theater, Inc.
            Unaudited Pro Forma Consolidated Statements of Operations
                                 (In thousands)


                                                                                  Nine months ended March 31, 1999
                                                             -------------------------------------------------------------------
                                                             Network Event        Trent              Pro Forma
                                                             Theater, Inc.   Graphics, Inc.(a)      Adjustments        Pro Forma
                                                             -------------   -----------------      -----------        ---------
Net Revenues                                                    $ 10,979         $ 6,224             $   --            $ 17,203

Operating Expenses:
    Cost of goods sold                                              --             1,740                 --               1,740
    Selling, general and administrative expenses                  10,785           3,701                 --              14,486
    Corporate expenses                                             3,111            --                   --               3,111
    Depreciation and amortization                                  1,500              38                  325(b)          1,863
                                                                --------         -------             --------          --------
Total operating expenses                                          15,396           5,479                  325            21,200

(Loss) income from operations                                     (4,417)            745                 (325)           (3,997)

Interest Income                                                      257            --                   --                 257
Interest Expense                                                    (878)            (22)                --                (900)
                                                                --------         -------             --------          --------
(Loss) income before provision for income taxes                   (5,038)            723                 (325)           (4,640)

Provision for income taxes                                           125              31                 --                 156
                                                                --------         -------             --------          --------

Net (loss) income                                               $ (5,163)        $   692             $   (325)         $ (4,796)
                                                                ========         =======             ========          ========

Net loss per basic and diluted common share                     $  (0.42)                                                $(0.39)
                                                                ========                                               ========

Weighted average basic and diluted common
    shares outstanding                                            12,207                                  242(c)         12,449
                                                                ========                             ========          ========

                           Network Event Theater, Inc.
                 Unaudited Pro Forma Consolidated Balance Sheet
                                 (In thousands)


                                                                                       March 31, 1999
                                                             -----------------------------------------------------------------
                                                             Network Event       Trent             Pro Forma
                                                             Theater, Inc.   Graphics, Inc.      Adjustments(d)      Pro Forma
                                                             -------------   --------------      --------------      ---------
ASSETS
Current Assets:
    Cash and cash equivalents                                   $ 13,242         $252              $(3,500)          $  9,994
    Accounts receivable, net                                       3,120           83                 --                3,203
    Inventory                                                       --            275                 --                  275
    Prepaid expenses                                                 758            2                 --                  760
    Deposits and other current assets                                231           30                 --                  261
                                                                --------         ----              -------           --------

Total current assets                                              17,351          642               (3,500)            14,493

Property and equipment, net                                        5,188          199                 --                5,387

Deferred financing costs, net                                        928          --                  --                  928

Intangible assets, net                                             6,034          --                 6,492             12,526
                                                                --------         ----              -------           --------

Total assets                                                    $ 29,501         $841              $ 2,992           $ 33,334
                                                                ========         ====              =======           ========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Accounts payable                                            $    469           76                 --             $    545
    Accrued employee compensation                                    539           33                 --                  572
    Other accrued expenses                                           972           63                 --                1,035
    Deferred revenues                                                358          --                  --                  358
    Current portion of long-term debt                                842           39                 --                  881
                                                                --------         ----              -------           --------
Total current liabilities                                          3,180          211                 --                3,391

Long-term debt                                                     6,906          122                 --                7,028

Commitments and contingencies                                       --            --                  --                 --

Stockholders' Equity:
    Preferred stock, $.01 par value, 1,000 shares
      authorized,no shares issued and outstanding                   --            --                  --                 --
    Common stock, $.01 par value, 32,000 shares
      authorized, 14,605 shares issued and outstanding               146            3                   (1)               148
    Additional paid-in capital                                    43,200          --                 3,498             46,698
    Accumulated deficit                                          (23,931)         505                 (505)           (23,931)
                                                                --------         ----              -------           --------
Total stockholders' equity                                        19,415          508                2,992             22,915
                                                                --------         ----              -------           --------

Total liabilities and stockholders' equity                      $ 29,501         $841              $ 2,992           $ 33,334
                                                                --------         ----              -------           --------



Notes to Unaudited Pro Forma Consolidated Statements and Balance Sheet

(a)  Reflects the historical statement of operations of Trent Graphics, Inc.
     ("Trent"). Trent operated on a calendar year end. The historical statement of operations included in the unaudited pro forma consolidated statements of operations, however, have been prepared on a June 30th fiscal year end basis based on the unaudited quarterly financial statements of Trent.

(b) To reflect increased amortization from goodwill related to the Trent acquisition amortized over 15 years on a straight-line basis.

     Consideration:

     Cash                                                            $3,500,000
        Company common stock - 242,003 shares, based on the
        market price of the Company's common stock at the date
        of the Trent acquisition                                      3,500,000
                                                                     ----------
                                                                      7,000,000
     Fair value of net assets acquired                                  508,000
                                                                     ----------
     Goodwill                                                        $6,492,000

(c) To reflect the issuance of 242,003 shares of the Company's common stock to Trent Graphics Inc.

(d) To reflect the purchase of Trent for $3.5 million in cash and the issuance of $3.5 million in shares of the Company's common stock.









Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


August 23, 1999                                Network Event Theater, Inc.

                                               By:/s/ Harlan D. Peltz
                                               ---------------------------
                                               Harlan D. Peltz
                                               Chairman of the Board
                                               Chief Executive officer

